Exhibit 3.1

SECOND CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUINTANA ENERGY SERVICES INC.

(a Delaware corporation)

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

Quintana Energy Services Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The Corporation was originally incorporated as Quintana Energy Services, Inc., a Delaware corporation, on April 13, 2017.

2. The Corporation changed its name to Quintana Energy Services Inc. pursuant to an amendment to the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2017.

3. Pursuant to Sections 228 and 242 of the DGCL, this Second Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”) further amends certain provisions of the Certificate of Incorporation of the Corporation.

4. Article “FOURTH” of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all capital stock that the Corporation shall have authority to issue is 150,000,000 shares of common stock, par value of One Cent ($0.01) per share.”

5. This Second Certificate of Amendment of Certificate of Incorporation of Quintana Energy Services Inc. was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

6. The effective date and time of this Certificate of Amendment shall be 8:00 a.m. EST on February 13, 2018.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer, President and Director of the Corporation, does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true and, accordingly, has signed this Second Certificate of Amendment of Certificate of Incorporation this 12th day of February, 2018.

QUINTANA ENERGY SERVICES INC.

By:	/s/ D. Rogers Herndon
Name: D. Rogers Herndon
Title: Chief Executive Officer, President and Director

SIGNATURE PAGE TO

SECOND CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF QUINTANA ENERGY SERVICES INC.